As filed with the Securities and Exchange Commission on January 22, 2001.

                                                         Registration No. 333-
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                             ARCH CHEMICALS, INC.
            (Exact name of registrant as specified in its charter)

                 Virginia                              06-1526315
      (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                 501 Merritt 7
                          Norwalk, Connecticut 06851
                   (Address of Principal Executive Offices)

                            ----------------------

           Arch Chemicals, Inc. Contributing Employee Ownership Plan
                           (Full Title of the Plan)

                            ----------------------


                               Sarah A. O'Connor
                                   Secretary
                             Arch Chemicals, Inc.
                                 501 Merritt 7
                          Norwalk, Connecticut 06851
                                 203-229-2683
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
      Title of                          Amount          Proposed maximum     Proposed maximum
     securities                          to be         offering price per    aggregate offering      Amount of
   to be registered                    registered             share               price           registration fee
-------------------------------------------------------------------------------------------------------------------

Common Stock,                        2,000,000  [1]        $18.5625  [2]       $37,125,000  [2]       $9,282
par value $1.00 per share
-------------------------------------------------------------------------------------------------------------------
Series A Participating Cumulative        [1][3]                 [3]                   [3]                [3]
Preferred Stock Purchase Rights

-------------------------------------------------------------------------------------------------------------------

[1] In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as an indeterminate number of additional shares which may be issuable pursuant to the anti-dilution provisions thereof.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, and based on the average of the high and low prices of Arch Chemicals, Inc.'s Common Stock reported on the New York Stock Exchange consolidated reporting system on January 17, 2001.

[3] The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the book value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

================================================================================

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.


                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed a part hereof:

                    (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1999;

                    (b) (i) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

                       (ii) The Company's Current Report on Form 8-K filed with the Commission on August 31, 2000, as amended by Form 8-K/A filed on November 2, 2000;

                    (c) The Registration Statement on Form 10 of the Company, as amended, filed with the Commission, which became effective under the Securities Exchange Act of 1934 (the "Exchange Act"), on January 22, 1999, and which contains a description of the Common Stock, par value $1.00 per share, of the Company, and the Series A Participating Cumulative Preferred Stock Purchase Rights of the Company; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits, and the Company's articles of incorporation require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation is permitted, to the extent authorized in the Company's articles of incorporation or in a bylaw or resolution adopted by its shareholders, to grant the same indemnity to such persons unless they engaged in willful misconduct or a knowing violation of the criminal law. The Company's articles of incorporation require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon such persons by reason of having been directors, officers or employees unless they engaged in willful misconduct or a knowing violation of the criminal law. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding, and the Company's articles of incorporation contain a provision that eliminates such liability.

Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number                      Description
--------------                      -----------

4(a)                Amended and Restated Articles of Incorporation.
                    Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed February 17, 1999 (SEC File No. 1-14601).

4(b)                By-laws of the Company as amended January 27, 2000.
                    Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (SEC File No. 1-14601).

4(c) Specimen Common Share certificate. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, as amended (SEC File No. 1-14601).

4(d) Rights Agreement dated as of January 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed February 17, 1999 (SEC File No. 1-14601).

4(e) Amendment No. 1, dated July 25, 1999 to Rights Agreement dated as of January 29, 1999. Incorporated by reference to
                    Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1999 (SEC File No. 1-14601).

4(f) Form of Rights certificate (attached as Exhibit B to the Rights Agreement listed as Exhibit 4(d) hereto).

23(a)               Consent of KPMG LLP.

23(b)               Consent of PricewaterhouseCoopers.


Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the 19th day of January, 2001.

Signature                        Title                             Date
---------                        ----                              ----

/s/ Michael E. Campbell       Chairman of the Board,           January 19, 2001
----------------------------  President and Chief Executive
Michael E. Campbell           Officer (Principal Executive
                              Officer)


/s/ Richard E. Cavanagh       Director                         January 19, 2001
----------------------------
Richard E. Cavanagh


/s/ John W. Johnstone, Jr.    Director                         January 19, 2001
----------------------------
John W. Johnstone, Jr.


                              Director                         January 19, 2001
----------------------------
Jack D. Kuehler


/s/ H. William Lichtenberger  Director                         January 19, 2001
----------------------------
H. William Lichtenberger


/s/ Michael O. Magdol         Director                         January 19, 2001
----------------------------
Michael O. Magdol


                              Director                         January 19, 2001
----------------------------
John P. Schaefer


/s/ Louis S. Massimo          Vice President and Chief         January 19, 2001
--------------------          Financial Officer (Principal
Louis S. Massimo              Financial Officer)


/s/ Steven C. Giuliano        Controller (Principal            January 19, 2001
----------------------        Accounting Officer)
Steven C. Giuliano

Pursuant to the requirements of the Securities Act of 1933, Arch Chemicals, Inc. Contributing Employee Ownership Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the 19th day of January, 2001.


                                            ARCH CHEMICALS, INC. CONTRIBUTING
                                            EMPLOYEE OWNERSHIP PLAN

                                               By: ARCH CEOP ADMINISTRATIVE
                                                   COMMITTEE

                                            By
                                                   /s/ H. Anderson
                                                   -----------------------------
                                                   H. Anderson


                                            By
                                                   /s/ W. P. Bush
                                                   -----------------------------
                                                   W. P. Bush


                                            By
                                                   /s/ L. S. Mercede
                                                   -----------------------------
                                                   L. S. Mercede


                                            By
                                                   /s/ R. A. Barnes
                                                   -----------------------------
                                                   R. A. Barnes

                                 EXHIBIT INDEX

Exhibit Number                      Description
--------------                      -----------

4(a)                Amended and Restated Articles of Incorporation.
                    Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed February 17, 1999 (SEC File No. 1-14601).

4(b)                By-laws of the Company as amended January 27, 2000.
                    Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (SEC File No. 1-14601).

4(c) Specimen Common Share certificate. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, as amended (SEC File No. 1-14601).

4(d) Rights Agreement dated as of January 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed February 17, 1999 (SEC File No. 1-14601).

4(e) Amendment No. 1, dated July 25, 1999 to Rights Agreement dated as of January 29, 1999. Incorporated by reference to
                    Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1999 (SEC File No. 1-14601).

4(f) Form of Rights certificate (attached as Exhibit B to the Rights Agreement listed as Exhibit 4(d) hereto).

23(a)               Consent of KPMG LLP.

23(b)               Consent of PricewaterhouseCoopers.